Exhibit 99.1

Canary RX Inc. Awarded 3 Licenses from Health Canada to Cultivate, Process and Sell Cannabis Pursuant to the Cannabis Act.

Norfolk County, October 8th, 2019 (CNW) — Target Group Inc (OTCQB: CBDY) (“Target” or the “Company”), is pleased to announce that its wholly-owned subsidiary, Canary RX Inc (“Canary”), has been granted licenses to cultivate, process and sell cannabis pursuant to the Cannabis Act (Bill C-45). Strategically located just outside of Toronto, ON, Canary RX will begin cultivating cannabis in its 44,000 square foot facility, producing 3600 kilograms annually.

These Standard Licenses enable Canary to produce approximately 3,600kg of dried cannabis flower per year. Canary has curated a bank of 3,500 seeds, comprised of more than 125 strains, including the entire Serious Seeds collection. The Company has the capacity to grow 8 different strains at a time, within the facility’s 8 separate flower rooms.

“Canary first applied for a cultivation license under the MMPR (Marihuana for Medical Purposes Regulations) in 2015. Since then, dozens of people in Canary, Target., and our networks worked together to reach this milestone. We’re proud of our people, we’re proud of our facility, and now, we will focus on our business goals to expand Canary products and presence in our selected markets.”, said Randy MacLeod, President & CEO of Canary.

“We could not be more excited to have received licenses to cultivate, process and sell cannabis under The Cannabis Act. Our committed team understands that these licenses are just the beginning of what’s to come for Target and Canary. Target, through its subsidiaries, aims to be a leading provider of cannabis products, services, and supporting technologies to both the adult-use and medical markets. We’d like to thank all of our shareholders that have contributed to this achievement over the past few years and we look forward to continuing to grow and promote the Canary RX brand”, said Rubin Schindermann, CEO of Target Group Inc.

About Canary Rx Inc.

Canary Rx Inc. ("Canary") is a Licensed Producer under the Cannabis Act. Situated in Ontario's Garden, Norfolk County, Canary lies nestled amongst the shores of Lake Erie in a vibrant, agricultural community. Our 44,000 sq. ft. facility is engineered to meet strict quality standards and equipped with the latest environmental control technology. The production space includes eight separate flower rooms, projected to produce 3,600kg cannabis per year. Canary’s talented team will cultivate premium, organic cannabis, while aligning with distinguished, veteran brands to bring the highest quality product to market. www.canaryrx.com

About Target Group Inc. (CBDY) - Target Group Inc. ("Target Group" or the "Company") is a progressive, diversified, and vertically integrated cannabis acquisition company. Target Group is curating an iconic brand portfolio, leveraging product diversification, innovation, and operational expertise to solidify long-term growth and stability. The Company owns and operates Canary RX Inc, a Health Canada licensed producer under The Cannabis Act (Bill C-45), and CannaKorp, makers of the pod-based Wisp™ Vapor technology. Target Group is expanding its global operations to build an international network of manufacturing, distribution, production, and sales operations. www.targetgroupinc.ca

Forward-Looking Statements Disclaimer: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

SOURCE Target Group Inc.

For further information:

Rubin Schindermann

Chief Executive Officer

(647) 927 4644

Investorrelations@targetgroupinc.ca